UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 2, 2012

RLJ Acquisition, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54276	27-3970903
(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1000 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7737
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into A Material Definitive Agreement.

On April 2, 2012, RLJ Acquisition, Inc. (“RLJ”) and Image Entertainment, Inc. (“Image”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Concurrently with the execution of the Merger Agreement, RLJ, Acorn Media Group, Inc. (“Acorn”), the shareholders of Acorn (the “Acorn Shareholders”) and Peter Edwards, as the Shareholder Representative, entered into a Stock Purchase Agreement (the “Acorn Purchase Agreement”). After the completion of the proposed business combination contemplated by the Merger Agreement and the Acorn Purchase Agreement, the current stockholders of Image and Acorn will own approximately 11% and 5%, respectively, of a new combined company, RLJ Entertainment, Inc. (“RLJ Entertainment”), and the current stockholders of RLJ who purchased shares in RLJ’s initial public offering and RLJ’s founders will own approximately 84% of RLJ Entertainment, assuming that none of the RLJ stockholders exercise their rights to redeem stock they hold in the RLJ Share Redemption (as described below). RLJ Entertainment is expected apply to list its shares on The Nasdaq Stock Market.

Merger Agreement

The Mergers

On April 2, 2012, RLJ and Image entered into the Merger Agreement. The Merger Agreement provides that RLJ will incorporate three subsidiaries: (i) RLJ Entertainment, a Nevada corporation, which will initially be directly wholly owned by RLJ; (ii) RLJ Merger Sub I, Inc., a Nevada corporation (“RLJ Sub”), which will be wholly owned by RLJ Entertainment, and (iii) RLJ Merger Sub II, Inc., a Delaware corporation (“Image Sub”), which will also be wholly owned by RLJ Entertainment. At the closing of the transactions contemplated by the Merger Agreement (the “Merger Transaction”), Image Sub will merge with and into Image, with Image surviving such merger as a wholly owned subsidiary of RLJ Entertainment, and RLJ Sub will merge with and into RLJ, with RLJ surviving such merger as a wholly owned subsidiary of RLJ Entertainment.

Consideration

At the closing of the Merger Transaction, the outstanding shares of Image common stock (excluding dissenting shares) will be automatically converted, in the aggregate, into the right to receive a total of 2,289,000 shares of common stock of RLJ Entertainment, subject to adjustment as set forth in the Merger Agreement, except that shares of Image common stock held by Image, Image Sub, RLJ Entertainment, or any direct or indirect wholly owned subsidiary of RLJ Entertainment or Image will be canceled without any conversion, payment, or distribution.

All shares of the Series B Preferred Stock of Image will have been purchased by RLJ immediately prior to the consummation of the Merger Transaction pursuant to the Preferred Stock Purchase Agreement described below. As a result of the Merger Transaction, each share of the Series B Preferred Stock of Image will be canceled, without conversion, payment, or distribution.

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At the closing of the Merger Transaction, each share of RLJ common stock will be automatically converted into one share of common stock of RLJ Entertainment. Each warrant to purchase shares of RLJ common stock will convert into a right to acquire equal number of shares of common stock of RLJ Entertainment on the same contractual terms and conditions as were in effect immediately prior to the closing of the Merger Transaction.

In connection with the Merger Transactions, the holders of 13,622,664 shares of common stock of RLJ which were purchased in RLJ’s initial public offering may effect redemption of their shares of common stock of RLJ for cash in an amount equal to their pro rata share of the aggregate amount on deposit in a trust account holding the proceeds of RLJ’s initial public offering (the “RLJ Share Redemption”). RLJ has no specified maximum redemption threshold; however, RLJ will not redeem its shares in an amount that would cause its stockholders’ equity to be less than $5,000,001.

Representations and Warranties

Image has made customary representations and warranties in the Merger Agreement relating to, among other things, its organization, capitalization, financial statements, absence of certain changes, and Image’s public filings with the Securities and Exchange Commission (the “SEC”). Similarly, RLJ has made customary representations and warranties in the Merger Agreement relating to, among other things, its organization, capitalization, financial statements, absence of certain changes, and RLJ’s public filings with the SEC.

Conditions to Completion of the Merger Transaction

Consummation of the Merger Transaction is subject to customary conditions, including receipt of any necessary governmental or third party consents.

Consummation of the Merger Transaction is also subject to other conditions, including (i) the registration statement of RLJ Entertainment on Form S-4, which will include a joint proxy statement of Image and RLJ, having been declared effective by the SEC, (ii) the stockholders of Image and RLJ having approved and adopted the Merger Agreement, (iii) absence of a governmental order that would make the Merger Transaction illegal, (iv) the Acorn Purchase Agreement (as described below) having not been terminated and the conditions to the consummation of the Acorn Transaction (as described below) having been satisfied, and (v) RLJ having an aggregate of at least $92,000,000 available in cash.

Additionally, RLJ’s obligation to close the Merger Transaction is conditioned upon, among other things, (i) the accuracy of Image’s representations and warranties in the Merger Agreement and performance by Image of its covenants and agreements in the Merger Agreement, (ii) no material adverse change of Image, (iii) certain stockholders of Image having contributed an aggregate of up to 35,401,977 shares of Image common stock to Image, and (iv) the consummation of the Preferred Stock Purchase Transaction (as described below).

Image’s obligation to close the Merger Transaction is also conditioned upon, among other things, (i) the accuracy of RLJ’s representations and warranties in the Merger Agreement and performance by RLJ of its covenants and agreements in the Merger Agreement, (ii) no material adverse change of RLJ, (iii) RLJ SPAC Acquisition, LLC having contributed 792,739 shares of common stock of RLJ and warrants to purchase 1,000,000 shares of common stock of RLJ to RLJ and (iv) the consummation of the Preferred Stock Purchase Transaction.

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Claims against Trust Account

Under the terms of the Merger Agreement, Image waived any right to any amount held in the trust account established pursuant to the Investment Management Trust Agreement, dated as of February 22, 2011, by and between RLJ and Continental Stock Transfer & Trust Co. (the “Trust Account”), and it has agreed not to make any claim against any funds in the Trust Account.

Stockholder Meetings

Pursuant to the terms of the Merger Agreement, each of RLJ and Image is required to promptly call a meeting of its respective stockholders for the purpose of voting upon the Merger Agreement. Pursuant to the Support Agreement described below, JH Partners Evergreen Fund, LP, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC, the controlling stockholders of Image, have agreed to vote the Image shares they control, directly or indirectly, in favor of the Merger Transaction. In connection with the initial public offering of RLJ, each of the RLJ initial stockholders agreed to vote all of their shares of RLJ common stock acquired in, or subsequent to, RLJ’s initial public offering, which shares constitute approximately 20% of RLJ’s outstanding shares of common stock, for the Merger Transaction.

Registration Statement

The Merger Agreement provides that RLJ Entertainment will prepare and file with the SEC a registration statement on Form S-4 in connection with the registration of the shares and warrants of RLJ Entertainment to be issued pursuant to the Merger Agreement and the Acorn Purchase Agreement, which registration statement will include a proxy statement of each of Image and RLJ to be sent to the stockholders of RLJ and Image. RLJ, Image and RLJ Entertainment are required to use their reasonable efforts to have such registration statement declared effective as promptly as practicable thereafter.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to consummation of the Merger Transaction by mutual consent of the parties. In addition, the Merger Agreement may be terminated: (i) by either party (A) if the Merger Transaction has not closed by November 22, 2012; (B) if the consummation of the Merger Transaction becomes illegal or otherwise prohibited by law, (C) in the event of a breach of a representation, warranty, covenant or agreement by the other party, if such breach is not cured within thirty days after notice of such breach by the non-breaching party; (D) if the Merger Agreement is not approved and adopted by the stockholders of either RLJ or Image; (ii) by RLJ upon certain “triggering events”, which include, among other things, withdrawal, modification and changes by the board of directors of Image of the recommendation to the stockholders of Image in a manner adverse to RLJ or recommendation by the board of directors of Image of a competing transaction to the stockholders of Image; and (iii) upon written notice by Image, at any time prior to approval by the Image stockholders of the Merger Agreement, to enter into a definitive agreement with respect to a superior proposal.

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Expenses and Termination Fee

The Merger Agreement provides that each party will be responsible for its own costs in connection with the Merger Transaction, except that Image and RLJ will each pay half of the expenses relating to certain enumerated costs, including the preparation, filing and mailing of the registration statement and joint proxy statement.

Image must pay a termination fee of $1,620,000 plus RLJ’s expenses, if:

•	RLJ terminates the Merger Agreement pursuant to a “triggering event” as described above;

•	either party terminates the Merger Agreement pursuant to a failure by the stockholders of Image to approve the Merger Agreement, and prior to such failure to approve, a competing transaction with respect to Image was publicly announced; or

•	Image terminates the Merger Agreement pursuant to the provision allowing termination in order for Image to accept a superior proposal.

In addition, if RLJ is required to pay the termination fee to Acorn under the Acorn Purchase Agreement as described below, Image must pay one-half of such termination fee actually paid by RLJ to Acorn pursuant to the Acorn Purchase Agreement, not to exceed $500,000.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K. The Merger Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Image or the other parties thereto. In particular, the assertions embodied in representations and warranties by Image and RLJ contained in the Merger Agreement are qualified by information in the disclosure schedules provided by Image and RLJ in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Image and RLJ, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Image or RLJ.

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Series B Preferred Stock Purchase Agreement

In connection with the Merger Transaction, on the date of the Merger Agreement, RLJ entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with the holders (the “Preferred Holders”) of the shares of Series B Preferred Stock of Image (the “Preferred Shares”). Pursuant to the Preferred Stock Purchase Agreement, the Preferred Holders will sell all of the Preferred Shares to RLJ (the “Preferred Stock Purchase Transaction”).

The aggregate purchase price for all of such Preferred Shares is equal to $22,600,000. Certain Preferred Holders will receive only cash in the aggregate amount of $600,000 allocated pro rata among such Preferred Holders. The remaining Preferred Holders will receive $22,000,000, comprised of cash and subordinated promissory notes of RLJ Entertainment in amounts to be determined by the amount of cash available to RLJ at the closing of the Merger Agreement.

The Preferred Holders have made customary representations and warranties in the Preferred Stock Purchase Agreement relating to organization, authority and ownership of the Preferred Shares. Preferred Holders receiving promissory notes have also made additional representations and warranties relating to the investment in the subordinated promissory notes and governmental compliance, including representations with respect to acquisition and resale of restricted securities and their status as accredited investors. RLJ has made customary representations and warranties in the Preferred Stock Purchase Agreement relating to organization, authority and absence of conflicts.

RLJ has agreed to provide registration rights to certain of the Preferred Holders. Each such Preferred Holder is entitled to demand registration on Form S-3 of the shares of common stock of RLJ Entertainment being receiving by them pursuant to the Merger Transactions. Such registration rights shall be available to the applicable Preferred Holders no more than two times commencing nine months after the closing of the Merger Agreement and otherwise pursuant to the terms of a registration rights agreement to be entered into by RLJ Acquisition and the applicable Preferred Holders at the closing of the Merger Agreement; provided that RLJ Entertainment shall be obligated to file a Form S-3 registration statement with the SEC in connection with a demand by the Preferred Holders only if RLJ Entertainment shall be eligible to use Form S-3 at such time

The representations and warranties of the parties survive the closing of the Preferred Stock Purchase Transaction indefinitely. All covenants and agreements in the Preferred Stock Purchase Agreement remain in full force and effect for (i) 12 months after the closing of the Preferred Stock Purchase Transaction or (ii) for those covenants and agreements that are required to be performed in whole or in part after the closing, 12 months from the date by which such performance is required. Any claim made within the timeframes stated above will survive until such claim is finally and fully resolved.

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Each Preferred Holder must indemnify RLJ and its affiliates for all losses and claims (including reasonable attorneys’ and consultants’ fees) arising out of any breach by such Preferred Holder of any representation, warranty, covenant or agreement made by such Preferred Holder under the Preferred Stock Purchase Agreement. Similarly, RLJ must indemnify the Preferred Holders and their affiliates for all losses and claims (including reasonable attorneys’ and consultants’ fees) arising out of any breach by RLJ of any representation, warranty, covenant or agreement made by RLJ under the Preferred Stock Purchase Agreement.

The indemnification obligations of each Preferred Holder is limited to the purchase price received by such Preferred Holder, and the indemnification obligations of RLJ to each Preferred Holder are limited to the purchase price paid to such Preferred Holder.

Pursuant to the Preferred Stock Purchase Agreement, the Preferred Holders may not sell, assign, transfer or otherwise subject to other encumbrance any Preferred Shares prior to the closing of the Preferred Stock Purchase Transaction. All parties agreed to use all reasonable efforts to consummate the Preferred Stock Purchase Transaction.

The Preferred Stock Purchase Agreement may be terminated prior to the consummation of the Preferred Stock Purchase Transaction by mutual consent of the parties. In addition, the Preferred Stock Purchase Agreement may be terminated: (i) by the Preferred Holders or RLJ (A) if the Preferred Stock Purchase Transaction has not closed by November 22, 2012; (B) in the event any governmental order prohibiting the Preferred Stock Purchase Transaction is final and nonappealable; (ii) by RLJ (A) if the Merger Agreement is terminated for any reason; or (B) if the Preferred Holders have breached any of their representations, warranties, covenants or agreements in the Preferred Stock Purchase Agreement if such breach has not been cured within thirty days of notice given by RLJ to the Preferred Holders; or (iii) by the Preferred Holders if RLJ has breached any of its representations, warranties, covenants or agreements in the Preferred Stock Purchase Agreement if such breach has not been cured within thirty days of notice given by the Preferred Holders to Company.

A copy of the Preferred Stock Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Preferred Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Preferred Stock Purchase Agreement filed with this Current Report on Form 8-K.

Subordinated Promissory Notes

The subordinated promissory notes of RLJ Entertainment issued pursuant to the Preferred Stock Purchase Agreement will constitute unsecured subordinated obligations of RLJ Entertainment. The subordinated promissory notes will bear interest at the rate of 12% per annum (increasing to 14% per annum during the continuance of an event of default), and accrued interest for each calendar year will be due and payable on May 15 of the following calendar year, and on the maturity date described below. A minimum of 5.4% per annum of interest will be payable in cash on each interest payment date, and additional cash interest may be payable, at RLJ Entertainment’s discretion, under certain circumstances. Any interest which is not paid in cash will be payable through the issuance of additional subordinated promissory notes, or, at the holder’s option, in shares of common stock of RLJ Entertainment valued at their market price at or about the time of issuance of such common stock of RLJ Entertainment. The principal of the subordinated promissory notes will be due and payable in a single payment on the earlier of the sixth anniversary of issuance or one year from the original stated maturity date of RLJ Entertainment’s senior secured debt, or upon a change of control of RLJ Entertainment. The subordinated promissory notes will be subordinated to the prior payment in full of RLJ Entertainment’s senior secured debt and may be further subordinated to additional indebtedness which RLJ Entertainment may incur from time to time, subject to satisfaction of certain financial tests.

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A copy of the form of subordinated promissory note is attached as Exhibit A to the Preferred Stock Purchase Agreement filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the form of subordinated promissory note is qualified in entirety by reference to the full text of the form of subordinated promissory note filed with this Current Report on Form 8-K.

Stockholder Support Agreement

In connection with the Merger Transaction, on the date of the Merger Agreement, RLJ also entered into a Stockholder Support Agreement (the “Support Agreement”) with JH Partners Evergreen Fund, LP, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC (the “Image Stockholders”), who collectively own approximately 70% of the outstanding shares of Image common stock.

Pursuant to the terms of the Support Agreement, each Image Stockholder agreed to vote all of such Image Stockholder’s shares (i) in favor of the approval and adoption of the Merger Agreement and approval of the Merger Transaction, (ii) against any action, agreement or transaction or proposal (including any competing transaction) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Image under the Merger Agreement or that could result in any of the conditions to Image’s obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger Transaction considered and voted upon by the stockholders of Image.

Each Image Stockholder also agreed not to sell, transfer or dispose of or otherwise encumber any of the shares of the common stock of Image that such Image Stockholder owns or enter into a voting arrangement that is inconsistent with the terms of the Support Agreement. Each Image Stockholder further agreed not to solicit any competing transaction or participate in any discussions regarding a superior proposal.

The Support Agreement and the obligations of the Image Stockholders under the Support Agreement automatically terminate upon the earlier to occur of (i) the consummation of the Merger Transaction and (ii) the termination of the Merger Agreement in accordance with its terms.

A copy of the Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement filed with this Current Report on Form 8-K.

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Acorn Purchase Agreement

Stock Purchase

On the date of the Merger Agreement, concurrently with the execution of the Merger Agreement, RLJ, Acorn, the Acorn Shareholders and Peter Edwards, as the Shareholder Representative entered into the Acorn Purchase Agreement. Pursuant to the Acorn Purchase Agreement, the Acorn Shareholders will sell all of the issued and outstanding shares of capital stock of Acorn, par value $0.01 per share, to RLJ (the “Acorn Transaction” and, together with the Merger Transaction and the Preferred Stock Purchase Transaction, the “Transactions”).

Consideration

The aggregate purchase price to be paid to the Acorn Shareholders is comprised of (i) $101,818,343 in cash, plus an amount equal to the aggregate transaction costs incident to the negotiation, preparation or consummation of the acquisition by Acorn Productions Limited, a wholly owned subsidiary of Acorn, of Agatha Christie Limited (except for those transaction costs funded from working capital of Acorn or any Acorn subsidiary), (ii) 1,000,000 newly issued shares of common stock of RLJ Entertainment and (iii) newly issued warrants to purchase 1,000,000 shares of the common stock of RLJ Entertainment. The cash portion of the purchase price to be paid to the Acorn Shareholders at closing will be reduced by the (i) transaction costs incurred by Acorn and Acorn’s subsidiaries since January 1, 2012 in connection with the Acorn Transaction, including the payments required to be made to cancel the outstanding options to purchase shares of capital stock of Acorn’s subsidiaries and to buy out the minority holders of Acorn’s subsidiaries; (ii) the amount required to repay Acorn’s SuntTrust Bank senior term loan and to repay the principal amount of certain subordinated notes issued by Acorn; and (iii) $5,000,000 (an indemnification escrow, which amount will be released from escrow within 3 days of the 18-month anniversary of the closing, less any amounts paid to or claimed by RLJ prior to the 18-month anniversary of the closing). The cash purchase price will be subject to a post-closing adjustment based upon the closing net working capital of Acorn.

Representations and Warranties

Acorn has made customary representations and warranties in the Acorn Purchase Agreement, including, among other things, its (and certain of its subsidiaries’) capital structure and organization, financial condition and business, operations, absence of conflicts or violations, licenses and other intellectual property rights and assets. Similarly, RLJ has made customary representations and warranties in the Acorn Purchase Agreement relating to, among other things, its organization, capitalization, financial statements, and RLJ’s public filings with the SEC.

The Acorn Shareholders have made customary representations and warranties relating to beneficial ownership and absence of encumbrances, organization and enforceability.

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Conditions to Completion of the Acorn Transaction

Consummation of the Acorn Transaction is subject to customary conditions, including the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Consummation of the Acorn Transaction is also subject to other conditions, including (i) the consummation of Merger Transaction and (ii) the absence of any order prohibiting or restraining the Acorn Transaction.

Additionally, RLJ’s obligation to close the Acorn Transaction is conditioned upon, among other things, (i) the accuracy of Acorn’s representations and warranties in the Acorn Purchase Agreement and performance by Acorn of its covenants and agreements in the Acorn Purchase Agreement, (ii) no material adverse change of Acorn, (iii) RLJ having an aggregate of at least $92,000,000 available in cash and (iv) RLJ having received evidence that, immediately prior to the closing of the Acorn Transaction, Acorn will have purchased the minority interests in two of its foreign subsidiaries that are currently held by third parties.

Acorn’s obligation to close the Acorn Transaction is also conditioned upon, among other things, (i) the accuracy of RLJ’s representations and warranties in the Acorn Purchase Agreement and performance by RLJ of its covenants and agreements in the Acorn Purchase Agreement, (ii) no material adverse change of RLJ and (iii) certain current directors and officers of RLJ, Image and Acorn being the directors and/or officers of RLJ Entertainment as of the consummation of the Acorn Transaction.

The Acorn Purchase Agreement contemplates that the parties will use all commercially reasonable efforts to do all things necessary, proper or advisable to consummate the Acorn Transaction.

Indemnification by Acorn Shareholders

Pursuant to the terms of the Acorn Purchase Agreement, the Acorn Shareholders must indemnify and reimburse RLJ and its affiliates for all losses and claims, including third party claims, arising out of: (i) any breach of the Acorn Purchase Agreement or the other transaction documents by the Acorn Shareholders, Acorn or Acorn’s subsidiaries; (ii) any of Acorn or Acorn’s subsidiaries’ transaction costs not listed on the transaction costs spreadsheet as costs to be deducted from the purchase price; (iii) any incentive payment obligations; (iv) severance payment obligations not disclosed; (v) the granting, exercise, transfer or cancellation of any Acorn or Acorn subsidiary stock purchase rights on or after the date of the Acorn Purchase Agreement; (vi) any third party claim arising out of any actions of Acorn or Acorn’s subsidiaries or any of their affiliates on or prior to the closing date; and (vii) any fraud of Acorn or Acorn’s subsidiaries.

Each of Acorn, Acorn’s subsidiaries and the Acorn Shareholders waived any right to any amount held in the Trust Account, and they have agreed not to make any claim against any fund in the Trust Account. Each Acorn Shareholder also waived, effective as of the date of the Acorn Purchase Agreement and as of the closing date, any and all claims against Acorn or Acorn’s subsidiaries or any present or former director, officer, employee or agent of Acorn or Acorn’s subsidiaries.

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Termination of the Acorn Purchase Agreement and Termination Fee

The Acorn Purchase Agreement may be terminated prior to the consummation of the Acorn Transaction by mutual consent of the parties. In addition, the Acorn Purchase Agreement may be terminated: (i) by either party (A) if the Acorn Transaction has not closed by November 22, 2012; (B) if the consummation of the Acorn Transaction becomes illegal or otherwise prohibited by law; (C) in the event of a material breach of a representation, warranty, covenant, or agreement by the other party, if such breach is not cured within fifteen business days after notice of such material breach by the non-breaching party; (D) if the Merger Agreement is not approved by the stockholders of either RLJ or Image; and (ii) by RLJ (A) if the Merger Agreement is terminated for any reason; or (B) if the estimated net working capital of Acorn as of the closing is more than $5,000,000 less than the agreed upon working capital target amount specified in the Acorn Purchase Agreement.

If the Acorn Purchase Agreement is terminated (i) because the Acorn Transaction has not closed by November 22, 2012 (and, at the time of such termination, RLJ does not have an aggregate of at least $92,000,000 in cash), (ii) by Acorn because of RLJ’s material breach, (iii) by RLJ because the Merger Agreement is terminated for any reason, or (iv) by either RLJ or Acorn because the Merger Agreement is not approved by the stockholders of either RLJ or Image, then RLJ must pay Acorn a $1,000,000 termination fee, as liquidated damages.

A copy of the Acorn Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Acorn Purchase Agreement is qualified in entirety by reference to the full text of the Acorn Purchase Agreement filed with this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of RLJ, RLJ Entertainment, Image, Acorn and the combined group after completion of the proposed Transactions are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the Preferred Stock Purchase Agreement, or the Acorn Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against RLJ, Image or others following announcement of the Merger Agreement, the Acorn Purchase Agreement and the Transactions; (3) the inability to complete the Merger Transactions due to the failure to obtain approval of the stockholders of RLJ or Image; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Transactions; (5) the risk that the proposed Transactions disrupt current plans and operations as a result of the announcement and consummation of the Transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed Transactions; (7) costs related to the proposed Transactions; (8) changes in applicable laws or regulations; (9) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ, RLJ Entertainment or Image.

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Investors are referred to the most recent reports filed with the SEC by RLJ and Image. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and RLJ undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

RLJ Entertainment intends to file with the SEC a Registration Statement on Form S-4, which will include a joint preliminary proxy statement of RLJ and Image and a prospectus in connection with the proposed Transactions. RLJ and Image will mail a definitive proxy statement and other relevant documents to the stockholders of the respective companies. Stockholders of RLJ and Image and other interested persons are advised to read, when available, the joint preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with RLJ’s and Image’s solicitation of proxies for the special meeting to be held to approve the Merger Transaction because these proxy statements will contain important information about RLJ, Image, Acorn and the Transactions. The definitive proxy statement will be mailed to stockholders of RLJ and Image as of a record date to be established for voting on the Merger Transaction. Stockholders will also be able to obtain copies of the registration statement and the joint proxy statement/prospectus, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Lisa Warner Pickrum at 301.280.7703 or RLJA@rljcompanies.com.

Participants in the Transaction

RLJ Entertainment, RLJ, Image and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of RLJ and Image in connection with the proposed Transactions. Information regarding the officers and directors of RLJ is available in RLJ’s annual report on Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding the officers and directors of Image is available in Image’s annual report on Form 10-K/A for the year ended March 31, 2011, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form S-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC.

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Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of April 2, 2012, by and between RLJ Acquisition, Inc. and Image Entertainment, Inc.

2.2*	Stock Purchase Agreement, dated as of April 2, 2012, by and among RLJ Acquisition, Inc., Acorn Media Group, Inc., the shareholders of Acorn Media Group, Inc. and Peter Edwards, as the Shareholder Representative.

10.1	Preferred Stock Purchase Agreement, dated as of April 2, 2012, by and between RLJ Acquisition, Inc. and the holders of the shares of Series B Preferred Stock of Image Entertainment, Inc.

10.2	Stockholder Support Agreement, dated as of April 2, 2012, by and between RLJ Acquisition, Inc. and JH Partners Evergreen Fund, LP, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC.
________________
*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ Acquisition, Inc.

Date: April 6, 2012

	By:	/s/ H. Van Sinclair
	Name:	H. Van Sinclair
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 2, 2012, by and between RLJ Acquisition, Inc. and Image Entertainment, Inc.

2.2*	Stock Purchase Agreement, dated as of April 2, 2012, by and among RLJ Acquisition, Inc., Acorn Media Group, Inc., the shareholders of Acorn Media Group, Inc. and Peter Edwards, as the Shareholder Representative.

10.1	Preferred Stock Purchase Agreement, dated as of April 2, 2012, by and between RLJ Acquisition, Inc. and the holders of the shares of Series B Preferred Stock of Image Entertainment, Inc.

10.2	Stockholder Support Agreement, dated as of April 2, 2012, by and between RLJ Acquisition, Inc. and JH Partners Evergreen Fund, LP, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC.

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* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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